UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 25, 2021

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-56148	30-0580318
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

(Former name or former address, if changed since last report.)

Copies to:

Sam Schmutte, Esq.

Alerding Castor LLP

47 S. Pennsylvania St., Ste 700

Indianapolis, IN 46204

Phone: 317.829.1910

Fax: 317.423.2089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRIQ	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 305 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Agreement

Share Exchange Agreement. On January 22, 2021, TraQiQ, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Rohuma, LLC, a Delaware limited liability company (“Rohuma”),and its members (the “Rohuma Members”) whereby the Rohuma Members agreed to exchange all of their respective membership interests in Rohuma in exchange for 4,292,220 shares of commons stock of the Company (“Shares”), subject to certain conditions as set forth in the Share Exchange Agreement. The Rohuma Members will each be allocated their respective Shares on a pro rata basis based on their respective holdings in Rohuma.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 3.02: Unregistered Sales of Equity Securities

(a) As described above in Item 1.01, we agreed to issue the Shares to the Rohuma Members in exchange for all of their respective membership interests in Rohuma.

In the sale and issuance of the Shares, no general solicitation was made either by the Company or by any person acting on our behalf. The transactions were privately negotiated and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sales and issuances and the Company paid no underwriting discounts or commissions. The securities were acquired for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and contains customary restrictions on transfer. The issuances of the securities are exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder, as a transaction by an issuer not involving any public offering.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Rohuma required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of this Current Report on Form 8-K is required to be filed. The significance tests related to the 3-05 have been reviewed and it was determined that the acquisition failed to meet any of the requirements for historical financial statements for Rohuma and that the Company has provided the pro forma financial statements as required as an exhibit to the 8-K.

(b)	Pro forma Financial Information.

The Company intends to file the pro forma financial information required by Items 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of this Current Report on Form 8-K is required to be filed.

(c)	Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement dated January 22, 2021 between the Company and Rohuma, LLC.
99.1	Unaudited Rohuma financials

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: January 25, 2021	/s/ Ajay Sikka
Ajay Sikka
Chief Executive Officer

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